QUALITY DINING, INC.
4220 Edison Lakes Parkway
Mishawaka, Indiana  46545
(219) 271-4600





VIA EDGAR

November 14, 2000


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

         Re:Registration Statement on Form S-8 of Quality Dining,
Inc.

Gentlemen:

    Enclosed for filing, via direct transmission to the EDGAR system, with the Commission under the Securities Act of 1933 is the Company's Registration Statement on Form S-8.

                              Very truly yours,

                              /S/ JOHN C. FIRTH

                              ____________________________
                              John C. Firth
                              Executive Vice President and
                              General Counsel

JCF/jc
Enclosures




















As filed with the Securities and
Exchange Commission on November 14, 2000  Registration No. 333-____
_________________________________________________________________

                           SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.  20549
                                 ______________________

                                     FORM S-8
                                REGISTRATION STATEMENT
                                      UNDER
                            THE SECURITIES ACT OF 1933
                              _______________________

                               QUALITY DINING, INC.
              (Exact name of registrant as specified in its charter)

               Indiana                          35-1804902
     (State or other jurisdiction            (I.R.S. Employer
  of incorporation or organization)        Identification No.)

   4220 Edison Lakes Parkway, Mishawaka, Indiana     46545
  (Address of Principal Executive Offices)         (Zip Code)

                            QUALITY DINING, INC. 1999
                         OUTSIDE DIRECTORS STOCK OPTION PLAN
                            (Full title of the plan)

                            Daniel B. Fitzpatrick
                     President and Chief Executive Officer
               4220 Edison Lakes Parkway, Mishawaka, Indiana 46545
                    (Name and address of agent for service)

                            (219) 271-4600
        (Telephone number, including area code, of agent for service)

Copy to:
James A. Aschleman
Baker & Daniels
300 North Meridian Street, Suite 2700
Indianapolis, Indiana 46204
(317) 237-0300

                       CALCULATION OF REGISTRATION FEE
============================================================================
Title of      Amount to        Proposed           Proposed        Amount of
Securities    be               maximum            maximum       registration
to be         registered(1)    offering           aggregate       on fee
registered                     price per          offering
                               share (2)          price (2)
-----------   -----------     ----------         ----------      ---------
Common Stock,     80,000     $      2.66(3)      $  212,800(3)   $   56.18(3)
no par value
============================================================================



(1)Pursuant to Rule 416 under the Securities Act of 1933 (the "Securities Act"), this Registration Statement also registers such additional shares of Common Stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends and similar transactions.
(2)It is impracticable to state the maximum offering price. Shares offered pursuant to non-qualified stock options granted under the Quality Dining, Inc. 1999 Outside Directors Stock Option Plan are to be offered at not less than the fair market value of one share of Common Stock of Quality Dining, Inc. on the date the option is granted.
(3)Estimated solely for purposes of calculating the registration fee and computed in accordance with Rule 457(c) and (h) under the Securities Act using the average of the high and low sale prices of the Common Stock as reported by the NASDAQ National Market System on November 10, 2000, which was $2.66 per share.


PART I

INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

     The Section 10(a) prospectus for the Quality Dining, Inc.
1999 Outside Directors Stock Option Plan is not required to be filed with the Securities and Exchange Commission as part of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Company's Annual Report on Form 10-K for the year ended October 31, 1999 and the description of the Company's Common
Stock contained in the Company's Registration Statement on Form 8-A filed pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), including any amendments or reports filed for the purpose of updating such description, are incorporated herein by reference. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year for which audited financial statements are contained in the annual report described above are incorporated herein by reference. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisteres all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents with the Commission. The Company will promptly provide without charge to each person to whom a prospectus is delivered, a copy of any or all information that has been incorporated herein by reference (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into such information), upon the written or oral request of such person directed to the Secretary of the Company at its principal offices, 4220 Edison Lakes Parkway, Mishawaka, Indiana 46545, (219) 271-4600.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not Applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     Reference is made to Section 7.8 of the Company's Restated Articles of Incorporation filed as Exhibit 4.1 hereto which requires the Company, to the extent not inconsistent with applicable law, including the Indiana Business Corporation Law (IC 23-1-37-1, et seq.), as amended from time to time, to indemnify every person (and the estate, heirs, personal representatives of such person) against all liabilities and reasonable expenses, including, without limitation, fees and disbursements of counsel and judgments, fines or penalties incurred by or awarded against, and amounts paid in settlement by or on behalf of such person, in connection with or resulting from any pending, threatened or completed claim, action, suit or proceeding, and all appeals thereof (each, a "Claim"), in which such person may become involved by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other entity; provided, however, that if any such person is not wholly successful in defending any such claim, he or she shall be indemnified only if it is determined by a court of competent jurisdiction or by the Board of Directors, upon advice of legal counsel, that such person acted in good faith in what he or she reasonably believed to be in the best interest of the Company, or at least not opposed to the Company's interests, and, in addition, with respect to any criminal claim, that such person had no reasonable cause to believe that his or her conduct was unlawful. Such indemnification is in addition to any rights to which any subject person may otherwise be entitled.

     In addition, the Company has obtained directors' and officers' liability and company reimbursement policies in the aggregate amount of $5,000,000, which insure against certain liabilities, including liabilities under the Securities Act of 1933, subject to applicable retentions.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8.  EXHIBITS.

     The list of Exhibits is incorporated herein by reference to the Index to Exhibits.

ITEM 9.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii)To include any material information with respect to
              the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mishawaka, State of Indiana, on November 13, 2000.

                                QUALITY DINING, INC.


                              By: /s/ Daniel B. Fitzpatrick
                                      ----------------------
                                      Daniel B. Fitzpatrick
                                      Chairman, President and
                                      Chief Executive Officer


POWER OF ATTORNEY

    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names. Each person whose signature appears below hereby authorizes each of Daniel B. Fitzpatrick and Christopher L. Collier, each with full power of substitution, to execute in the name and on behalf of such person any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the registrant deems appropriate, and appoints each of Daniel B. Fitzpatrick and Christopher L. Collier, each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.


Signatures                        Capacity                              Date
----------                        --------                              ----


/s/ Daniel B. Fitzpatrick         Chairman, President, Chief            11/13/00
__________________________        Executive Officer and Director
Daniel B. Fitzpatrick            (Principal Executive Officer)


/s/ Christopher L. Collier        Vice President, Finance               11/13/00
__________________________        (Principal Financial Officer)
Christopher L. Collier


/s/ Jeanne M. Yoder               Vice President and Controller         11/13/00
__________________________        (Principal Accounting Officer)
Jeanne M. Yoder


/s/ James K. Fitzpatrick          Senior Vice President,                11/13/00
__________________________        Chief Development Officer
James K. Fitzpatrick              and Director


 /s/ Philip J. Faccenda           Director                              11/13/00
__________________________
Philip J.  Facenda


/s/ Ezra H. Friedlander           Director                              11/13/00
__________________________
Ezra H. Friedlander


/s/ Bruce M. Jacobson             Director                              11/13/00
__________________________
Bruce M. Jacobson


/s/ Steven M. Lewis               Director                              11/13/00
__________________________
Steven M. Lewis


/s/ Christopher J. Murphy III     Director                              11/13/00
__________________________
Christopher J. Murphy III







                                   INDEX TO EXHIBITS

          Description of Exhibit
          ----------------------
Exhibit
   No.
---------

4.1 Restated Articles of Incorporation of the Registrant and related amendments. (The copy of this Exhibit filed as Exhibit 3-A to the Company's Registration Statement on Form 8-A, dated April 1, 1997, is incorporated herein by reference.)
4.2 By-Laws of the Registrant, as amended to date. (The copy of this Exhibit filed as Exhibit 3-B to the Company's Annual Report on Form 10-K for the year ended October 31, 1999, is incorporated herein by reference.)
4.3 Quality Dining, Inc. 1999 Outside Directors Stock Option Plan. (The copy of this Exhibit filed as Exhibit 10-O to the Company's Annual Report on
          Form 10-K for the year ended October 31, 1999, is incorporated herein by reference.)
5 Opinion of Baker & Daniels regarding legality of the securities being registered.
23.1      Consent of PricewaterhouseCoopers LLP.
23.2 Consent of Baker & Daniels (included in the Baker & Daniels Opinion filed as Exhibit 5).
24 Powers of Attorney (included on the Signature Page of the Registration Statement).











EXHIBIT 5

BAKER & DANIELS
300 NORTH MERIDIAN STREET
SUITE 2700
INDIANAPOLIS, INDIANA  46204
(317) 237-0300


November 13, 2000


Quality Dining, Inc.
4220 Edison Lakes Parkway
Mishawaka, Indiana 46545

   Re:   Registration Statement on Form S-8

Ladies and Gentlemen:

    We have examined the corporate records and proceedings of Quality Dining, Inc., an Indiana corporation ("Company"), with respect to (a) the organization of the Company, and (b) the legal sufficiency of all corporate proceedings of the Company taken in connection with the authorization, reservation for issuance, validity and nonassessability of the 80,000 shares of common stock of the Company, no par value ("Common Stock"), that may be issued under the Company's 1999 Outside Directors Stock Option Plan (the "Plan"), pursuant to the Company's Registration Statement on Form S-8 ("Registration Statement"), in connection with which this opinion is given.

    Based upon such examination, we are of the opinion that:

    1. The Company is a duly organized and validly existing corporation under the laws of the State of Indiana.

    2. When the Registration Statement shall have become effective and the shares of Common Stock offered pursuant thereto have been issued and sold in accordance with the terms of the Plan such shares will be validly authorized, legally issued, and fully paid and nonassessable.

    Our opinion expressed above is limited to the federal law of the United States and the law of the State of Indiana.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Commission thereunder.

                                Very truly yours,

                                /s/ BAKER & DANIELS
                                __________________













EXHIBIT 23.1

Consent of Independent Accountants




CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Quality Dining, Inc. on Form S-8 of our report dated December 15, 1999, on our audits of the consolidated financial statements of Quality Dining, Inc. as of October 31, 1999 and October 25, 1998, and for the fifty-three week period ended October 31, 1999, and fifty-two week periods ended October 25, 1998 and October 26, 1997, which report is included in the Annual Report on Form 10-K.





                              PricewaterhouseCoopers LLP

Chicago, Illinois
November 14, 2000